UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 6, 2005

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(exact name of registrant as specified in charter)

Delaware	000-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2005, Genworth Financial, Inc. (“Genworth”) adopted the following insurance programs in which its executive officers are eligible to participate:

(1) the Genworth Financial, Inc. Leadership Life Insurance Plan (the “Leadership Life Plan”); and

(2) the Genworth Financial, Inc. Executive Life Program (the “Executive Life Program”).

Each of these programs will become effective on the date that General Electric Company ceases to beneficially own more than 50% of Genworth’s outstanding common stock.

The Leadership Life Plan provides selected employees in leadership positions, including Genworth’s chief executive officer and its other four most highly compensated executive officers (collectively, the “Named Executive Officers”), with individual life insurance policies. Genworth will fund 100% of the premium payments for the policies until, with certain exceptions, the employee reaches age 65, surrenders the policy or terminates service with Genworth. The policy will provide (i) a current death benefit equal to two times annual compensation, consisting of base salary and annual cash bonus, up to a maximum benefit of $2 million, and (ii) a cash value sufficient to provide a post-retirement death benefit. For those participants who had life insurance policies formerly funded by General Electric Company that are being converted for coverage under the Genworth Leadership Life Plan and are under age 60 as of the effective date of the Leadership Life Plan, the post-retirement benefit will initially equal 100% of the pre-retirement death benefit, but will be reduced in stages beginning at age 65 to a minimum of 33 1/3% of the pre-retirement death benefit after the participant reaches age 67. For all other participants, the post-retirement death benefit will be $100,000. The policy will belong to the participant, who will have all rights associated with ownership, including the right to withdraw the cash value of the policy and to designate the beneficiary. This description of the Leadership Life Plan is a summary only and is qualified in its entirety by the terms of the Leadership Life Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Executive Life Program provides selected employees, including the Named Executive Officers, with life insurance benefits in the event of their death while employed by Genworth or after their retirement from Genworth. Under the program, the participant’s designated beneficiary shall be entitled to receive a death benefit of $1.0 million, which shall be paid from the proceeds of corporate-owned life insurance. The program also provides designated beneficiaries with an additional payment to cover the federal or state income taxes due on any death benefit payable under the program and as a result of such additional payment. This description of the Executive Life Program is a summary only and is qualified in its entirety by the terms of the Executive Life Program, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Genworth Financial, Inc. Leadership Life Insurance Plan

10.2	Genworth Financial, Inc. Executive Life Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: September 6, 2005	By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Genworth Financial, Inc. Leadership Life Insurance Plan

10.2	Genworth Financial, Inc. Executive Life Program